Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - February 2007

Series Deal Size Expected Maturity	2002-1 $1,000MM 3/15/2007	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008
Yield	17.02%	17.02%	17.02%	17.02%	17.02%	17.02%
Less: Coupon	5.73%	5.54%	5.46%	5.51%	5.50%	5.48%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.00%	4.00%	4.00%	4.00%	4.00%	4.00%
Excess Spread:
February-07	5.79%	5.98%	6.06%	6.01%	6.02%	6.04%
January-07	5.37%	5.31%	5.38%	5.33%	5.34%	5.36%
December-06	6.02%	5.95%	6.02%	5.98%	5.99%	6.00%
Three Month Average Excess Spread	5.73%	5.75%	5.82%	5.77%	5.78%	5.80%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%	0.95%	0.95%	0.95%
60 to 89 Days	0.66%	0.66%	0.66%	0.66%	0.66%	0.66%
90+ Days	1.61%	1.61%	1.61%	1.61%	1.61%	1.61%
Total	3.22%	3.22%	3.22%	3.22%	3.22%	3.22%
Principal Payment Rate	16.08%	16.08%	16.08%	16.08%	16.08%	16.08%

Series Deal Size Expected Maturity	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-2 $1,750MM 6/15/2007
Yield	17.02%	17.02%	17.02%	17.02%
Less: Coupon	5.63%	5.48%	5.46%	5.37%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.00%	4.00%	4.00%	4.00%
Excess Spread:
February-07	5.89%	6.04%	6.06%	6.15%
January-07	5.21%	5.37%	5.38%	5.47%
December-06	5.86%	6.01%	6.03%	6.12%
Three Month Average Excess Spread	5.65%	5.81%	5.82%	5.91%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%	0.95%
60 to 89 Days	0.66%	0.66%	0.66%	0.66%
90+ Days	1.61%	1.61%	1.61%	1.61%
Total	3.22%	3.22%	3.22%	3.22%
Principal Payment Rate	16.08%	16.08%	16.08%	16.08%

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-1

			Distribution Date: Period Type:	03/15/2007 Accumulation
Section 5.2 - Supplement
(i)	Monthly Principal Distributed	160,000,000.00		160,000,000.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement	0.00
	Class B Note Interest Requirement	310,877.78
	Net Class C Note Interest Requirement	401,735.56		712,613.34

(iii)	Collections of Principal Receivables			160,839,522.00

(iv)	Collections of Finance Charge Receivables			2,183,287.71
(v)	Aggregate Amount of Principal Receivables			22,362,038,478.90
	Investor Interest			160,000,000.00
	Adjusted Interest			160,000,000.00
	Floating Investor Percentage			0.72%
	Fixed Investor Percentage			4.47%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current			96.78%
	30 to 59 days			0.95%
	60 to 89 days			0.66%
	90 or more days			1.61%

	Total Receivables			100.00%

(vii)	Investor Default Amount			627,406.22

(viii)	Investor Charge-Offs			0.00

(ix)	Reimbursed Investor Charge-Offs			0.00

(x)	Net Servicing Fee			66,666.67

(xi)	Portfolio Yield (Net of Defaulted Receivables)			13.08%

(xii)	Reallocated Monthly Principal			0.00

(xiii)	Accumulation Shortfall			0.00

(xiv)	Principal Funding Investment Proceeds			0.00

(xv)	Principal Funding Investment Shortfall			0.00

(xvi)	Available Investor Finance Charge Collections			2,049,954.38

(xvii)	Note Rate
	Class A	5.42000%
	Class B	5.71000%
	Class C	6.30000%
(xviii)	Spread Account			0.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President